UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 1, 2014

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

Effective August 5, 2014, Southern Missouri Bancorp, Inc. (“Southern Missouri”) completed its previously announced acquisition of Peoples Service Company (“PSC”) and PSC’s subsidiary, Peoples Banking Company (“PBC”), pursuant to an Agreement and Plan of Reorganization, dated as of February 25, 2014 (the “Merger Agreement”), by and among Southern Missouri, PSC and PBC, under which PSC merged with and into Southern Missouri (the “Merger”). Immediately following the Merger, PBC was merged with and into Southern Missouri. PBC was the owner of 100% of the stock of Peoples Bank of the Ozarks, which is now a wholly owned subsidiary of Southern Missouri.

Pursuant to the Merger Agreement, upon completion of the Merger, each share of the common stock, $0.01 par value per share, of PSC (“PSC Common Stock”) issued and outstanding immediately prior to the completion of the Merger converted into the right to receive 0.3289 shares of the common stock, $0.01 par value per share, of Southern Missouri (“Southern Missouri Common Stock”) and $11.50 in cash.  Cash will be paid in lieu of any fractional shares of Southern Missouri Common Stock.  In connection with the Merger, Southern Missouri issued an aggregate of approximately 345,897 shares of Southern Missouri Common Stock and paid aggregate cash consideration of approximately $12.09 million.

In accordance with the Merger Agreement, Southern Missouri assumed the obligations of PBC under $6.495 million aggregate principal amount of Junior Subordinated Debt Securities due June 15, 2035 relating to PBC’s outstanding trust preferred securities.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 3.02.     Unregistered Sales of Equity Securities

 The information set forth in Item 2.01 is incorporated herein by reference.  The issuance of the shares of Southern Missouri Common Stock in connection with the Merger was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving any public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2014, the Board of Directors of Southern Missouri appointed Todd E. Hensley as a director of Southern Missouri, which appointment became effective on August 5, 2014 upon completion of the Merger.  The Board committees to which Mr. Hensley will be appointed have not yet been determined.  The appointment of Mr. Hensley, who was the Chairman, President and Chief Executive Officer of PSC prior to the Merger, was contemplated by and made in accordance with the Merger Agreement.

As a director of Southern Missouri, Mr. Hensley is expected to be entitled to the same general compensation arrangement as is provided to the other non-employee directors of Southern Missouri.  A description of this arrangement is contained under the heading “Compensation of

Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 25, 2013 and is incorporated herein by reference.

Pursuant to the Merger Agreement, two loans previously made to PBC by the Todd E. Hensley Revocable Living Trust dated November 18, 1993, of which Todd E. Hensley is the trustee, with an aggregate outstanding balance of $457,504.96 were paid in full by Southern Missouri in connection with the closing of the Merger.  Also pursuant to the Merger Agreement, a loan previously made to PSC by the Robert E. Hensley Revocable Living Trust dated November 15, 1982 (the “Robert E. Hensley Trust”) with an outstanding balance of $2,463,458.44 was paid in full by Southern Missouri in connection with the closing of the Merger.  Todd E. Hensley was the guarantor of the loan to PSC by the Robert E. Hensley Trust.  Robert E. Hensley, who is the trustee of the Robert E. Hensley Trust, is the father of Todd E. Hensley.

Item 8.01.	Other Events.

On August 5, 2014, Southern Missouri issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information.

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits.

The following exhibits are being filed herewith.

2.1
Agreement and Plan of Reorganization, dated as of February 25, 2014, by and among Southern Missouri Bancorp, Inc. and Peoples Service Company and Peoples Banking Company (attached as Exhibit 2.1 to Southern Missouri Bancorp, Inc.’s Current Report on Form 8-K filed on February 28, 2014, and incorporated herein by reference).

99.1	Press Release of Southern Missouri Bancorp, Inc. dated August 5, 2014.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: August 7, 2014	By: /s/ Greg A. Steffens Greg A. Steffens President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Reorganization, dated as of February 25, 2014, by and among Southern Missouri Bancorp, Inc., Peoples Service Company and Peoples Banking Company (attached as Exhibit 2.1 to Southern Missouri’s Current Report on Form 8-K filed on February 28, 2014, and incorporated herein by reference).

99.1	Press Release of Southern Missouri Bancorp, Inc. dated August 5, 2014.